UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

GeoEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Boulevard

Herndon, Virginia 20171

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 480-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 22, 2012, GeoEye, Inc. (the “Company”) received two letters from the National Geospatial Intelligence Agency (“NGA”) filed herewith as exhibits 99.1 and 99.2. The first letter advises that, due to funding shortfalls, NGA will not exercise the full year Enhanced View Service Level Agreement option with the Company for the Contract Year September 1, 2012 through August 31, 2013, but instead proposes a three month option which the NGA intends to exercise providing for service revenue to the Company from September 1, 2012 through November 30, 2012 of $39.75 million, and a further nine month option for the remainder of the Contract Year through August 31, 2013 providing for service revenue to the Company, based upon the availability of funding, of $119.25. Assuming the Company agrees to this proposal and NGA exercises both options, total service revenue to the Company for the full Contract Year would be $159.0 million. There can be no assurances, however, that funding will be available to NGA to exercise both options as proposed.

The second letter formally notifies the Company that NGA is electing not to obligate additional funding under the OTFPP Cost Share agreement for the development and launch of GeoEye- 2, scheduled for launch in the first half of 2013. NGA is currently obligated to fund the Company under that agreement $181.0 million, of which the Company has invoiced NGA $111.0 million and anticipates payment within the next 30 days. In the second letter NGA is proposing new milestones for payment of the remaining $70 million, three of which would occur before the launch of GeoEye-2, and no additional cost share funding would be provided.

The second letter requests the Company provide NGA with certain additional information with respect to the proposal for modification of the OTFPP Cost Share Agreement by July 6, 2012. Both letters request that the Company enter into discussions with NGA regarding these proposals. The Company intends to provide the requested information in a timely manner and engage in negotiations with NGA on these proposals.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “may,” “will,” “intends,” “estimates,” “expects,” “should,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description

99.1	Letter from National GeoSpatial – Intelligence Agency, regarding Enhanced View Service Level Agreement, dated June 22, 2012.

99.2	Letter from National GeoSpatial – Intelligence Agency, regarding OTFPP Agreement, dated June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012	GEOEYE, INC.

	By:	/s/ William L. Warren
Executive Vice President, and General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Document Description

99.1	Letter from National GeoSpatial – Intelligence Agency, regarding Enhanced View Service Level Agreement, dated June 22, 2012.

99.2	Letter from National GeoSpatial – Intelligence Agency, regarding OTFPP Agreement, dated June 22, 2012.